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                                                                    Exhibit 23.1

                    Consent of Independent Registered Public
                                Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-120757) and related Prospectus of AlgoRx Pharmaceuticals, Inc. dated February 3, 2005.




                                                           Ernst & Young LLP


MetroPark, New Jersey



The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 14 to the financial statements.

                                                       /s/ Ernst & Young LLP


MetroPark, New Jersey
February 2, 2005